SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

  Preliminary proxy statement  [ ]
                               [ ]Confidential, for Use of the Commission Only

  Definitive proxy statement [X] (as permitted by Rule 14a-6(e)(2)) Definitive additional materials [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12 [ ]

                         HANGER ORTHOPEDIC GROUP, INC.
 -----------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X]     $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),   14a-6(i)(1),  or
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

   [ ]     $500 per each party to the  controversy  pursuant to  Exchange  Act
           Rule 14a-6(i)(3). Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transactions applies:

 -----------------------------------------------------------------------------


     (2) Aggregate number of securities to which transactions applies:
 -----------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 -----------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
 -----------------------------------------------------------------------------


     (5) Total fee paid:



   [ ]     Fee paid previously with preliminary materials.



   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
 -----------------------------------------------------------------------------


     (2) Form, schedule or registration statement no.:
 -----------------------------------------------------------------------------


     (3) Filing party:
 -----------------------------------------------------------------------------


     (4) Date filed:
 -----------------------------------------------------------------------------

                         HANGER ORTHOPEDIC GROUP, INC.
                           7700 Old Georgetown Road
                           Bethesda, Maryland 20814


                                                                   May 1, 1996



Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be on Tuesday, June 18, 1996, at 10:00 a.m., local time, at the Company's executive offices at 7700 Old Georgetown Road (Second Floor), Bethesda, Maryland. The primary business of the meeting will be to elect directors and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.


                                          Sincerely,



                                          /s/Ivan R. Sabel
                                          -----------------
                                          Ivan R. Sabel
                                          Chairman of the Board, President
                                           and Chief Executive Officer

                         HANGER ORTHOPEDIC GROUP, INC.
                           7700 Old Georgetown Road
                           Bethesda, Maryland 20814


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Company's executive offices at 7700 Old Georgetown Road (Second Floor), Bethesda, Maryland 20814 on Tuesday, June 18, 1996, at 10:00 a.m., local time, for the following purposes:

     1. To elect eight persons to serve as directors of the Company for the ensuing year;

     2. To ratify the selection of Coopers & Lybrand as the independent accountants for the Company for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 19, 1996 are entitled to notice of, and to vote at, the Annual Meeting.

                                      By order of the Board of Directors,
                                      /s/Richard A. Stein
                                      --------------------
                                      Richard A. Stein
                                      Secretary

May 1, 1996

                            YOUR VOTE IS IMPORTANT


     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy to us in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                         HANGER ORTHOPEDIC GROUP, INC.
                           7700 Old Georgetown Road
                           Bethesda, Maryland 20814


                                PROXY STATEMENT

                                    GENERAL


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Company's executive offices at 7700 Old Georgetown Road (Second Floor), Bethesda, Maryland at 10:00 a.m., local time, on Tuesday, June 18, 1996, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about May 1, 1996.


                               VOTING SECURITIES

     As of April 19, 1996, a total of 8,290,544 shares of common stock of the Company, par value $.01 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. All holders of record of the Common Stock as of the close of business on April 19, 1996, are entitled to one vote for each share held at the Annual Meeting, or any adjournment thereof, upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

     Shares of the Common Stock represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the ratification of the selection of Coopers & Lybrand as the independent accountants for the Company for the current fiscal year; and (3) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.


                     PROPOSAL ONE - ELECTION OF DIRECTORS

     Eight directors are to be elected at the Company's Annual Meeting of Stockholders, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, all of whom currently are directors of the Company except for Edmond E. Charrette, M.D. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees:


                                   POSITION WITH                                  BECAME
NAME                               THE COMPANY                      AGE          DIRECTOR
Ivan R. Sabel, CPO                 Chairman of the Board,
                                   President, Chief Executive
                                    Officer and Director             51           1986

Mitchell J. Blutt, M.D.            Director                          39           1989

Thomas P. Cooper, M.D.             Director                          52           1990

Robert J. Glaser, M.D.             Director                          77           1993

James G. Hellmuth                  Director                          73           1990

William L. McCulloch               Director                          75           1991

Walter J. McNerney                 Director                          71           1988

Edmond E. Charrette, M.D.          Nominee                           61            --

     IVAN R. SABEL has been Chairman of the Board of Directors and Chief Executive Officer of Hanger since August 1995 and President of Hanger since November 1987. Mr. Sabel also served as the Chief Operating Officer of Hanger from November 1987 until August 1985. Prior to that time, Mr. Sabel had been Vice President - Corporate Development from September 1986 to November 1987. From 1968 until joining Hanger in 1986, Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. before that company was acquired by Hanger. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee and a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics.

     MITCHELL J. BLUTT, M.D. joined Chemical Venture Partners ("CVP"), an affiliate of Chemical Venture Capital Associates ("CVCA") and Chemical Banking Corporation, in July 1987 and has been a General Partner of CVP since June 1988 and an Executive Partner since June 1991. Dr. Blutt also has been engaged in the practice of medicine for over five years. Prior to joining CVP, Dr. Blutt was a Robert Wood Johnson Foundation Fellow at the University of Pennsylvania from July 1985 to June 1987. He is an adjunct Assistant Professor at the New York Hospital/Cornell Medical Center.

     THOMAS P. COOPER, M.D. has been employed as the President and Chief Executive Officer of Mobilex U.S.A., providing portable diagnostic services to long term care facilities, since May 1989. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency room physicians to hospitals and clinics, and Correctional Medical Systems, a provider of health services to correctional facilities. Dr. Cooper has served as Director of Quality Assurance for ARA Living Centers, a company which operates long-term healthcare facilities, and as Medical Director for General Motors Corporation Assembly Division. He currently serves as a consultant to CVCA and is on the faculty of the University of California, San Diego Medical School. Dr. Cooper also is a director of Community Health Systems, Inc.

     ROBERT J. GLASER, M.D. has been the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provides major grants in support of basic biomedical research, since 1984. He is also a Consulting Professor of Medicine at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of Medicine at the National Academy of Sciences and is a director of Alza Corporation (principally engaged in pharmaceutical research) and Nellcor Incorporated.

     JAMES G. HELLMUTH serves as a director of BT Capital Corporation, an affiliate of Bankers Trust New York Corporation, as well as a part-time consultant to CVCA. He has been a Commissioner of the Port Authority of New York and New Jersey since 1969. In addition, Mr. Hellmuth was a Managing Director of Bankers Trust Company from 1972 to 1988.

     BRIG. GEN. WILLIAM L. MCCULLOCH, USMC (Ret.) has served as the President of Association Communication and Marketing Services, a public relations firm, since October 1989. Previously, Gen. McCulloch was the Executive Director of AOPA, the trade association of the orthotic and prosthetic industry, from October 1976 to September 1989. In 1976, Gen. McCulloch retired from active military service after serving 30 years as a U.S. Marine infantry officer.

     WALTER J. MCNERNEY has been the Professor of Health Policy at Northwestern University's J.L. Kellogg Graduate School of Management since April 1982. Mr. McNerney was President of the Blue Cross Association from 1961 to 1978 and President of the Blue Cross and Blue Shield Association from 1978 to 1981. Mr. McNerney is Chairman of the Board and acting Chief Executive Officer of American Health Properties, Inc. and is a director of The Stanley Works (principally engaged in the manufacture of hardware products), Medicus Systems (principally engaged in the development and sale of computer software products for medical businesses), Nellcor Incorporated (principally engaged in the manufacture and sale of electronic patient monitoring systems) and Osteotech, Inc. (principally engaged in the development and sale of medical services and products).

     EDMOND E. CHARRETTE, M.D. has been the Executive Vice President and Chief Medical Officer of AdvantageHEALTH Corporation (a multi-hospital rehabilitation and post-acute care system) since June 1994. He also is an Assistant Clinical Professor in Medicine at the Boston University School of Medicine. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of AdvantageHEALTH Corporation. Dr. Charrette is the co-founder and chairman of Health Resources Corporation (principally engaged in occupational health services and consulting) and is a director of Nu-Tech Biomed (principally engaged in the development of medical diagnostic tests), New England Rehabilitation Hospital in Woburn, Massachusetts, Medical Center at Symmes in Arlington, Massachusetts and New England Rehabilitation Hospital in Portland, Maine.


     MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     There are no family relationships between any of the nominees.

     The Board of Directors has an Audit Committee, which met one time during 1995 and presently consists of Mitchell J. Blutt, Walter J. McNerney and James
G. Hellmuth. The Audit Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of Directors also has a Compensation Committee, which conducted four meetings during 1995, presently consists of B. Martha Cassidy, William L. McCulloch and Walter J. McNerney, and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors met five times during 1995. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served while he or she was a director and committee member during 1995.

                       COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the other executive officers of the Company whose annual salary and bonus in 1995 exceeded $100,000.

======================================================================================================================
                          Summary Compensation Table

                                                                                       Long-Term Compensation
                                                                             -----------------------------------------
                                       Annual Compensation                             Awards                 Payouts

- ----------------------------------------------------------------------------------------------------------------------
                (a)               (b)       (c)        (d)           (e)          (f)             (g)           (h)
                                                               Other Annual  Restricted Stock                   LTIP
   Name and Principal Position    Year     Salary    Bonus     Compensation      Award(s)        Options       Payouts
                                            ($)      (1)($)       (2)($)           $             (#) (3)        ($)
- ----------------------------------------------------------------------------------------------------------------------
Ronald J. Manganiello             1995    $241,500      --          -              -            40,000           -
   Chairman &                     1994    $241,500   $52,000        -              -               -             -
   Chief Executive Officer (4)    1993    $230,000   $40,000        -              -            80,000           -

- ----------------------------------------------------------------------------------------------------------------------
Ivan R. Sabel                     1995    $252,000   $40,000        -              -            40,000           -
   Chairman, President &          1994    $252,000   $52,000        -              -               -             -
   Chief Executive Officer (4)    1993    $240,000   $40,000        -              -            80,000           -
- ----------------------------------------------------------------------------------------------------------------------
Richard A. Stein                  1995    $131,250   $27,000        -              -            20,000           -
   Vice President-Finance,        1994    $131,250   $26,000        -              -               -             -
   Secretary & Treasurer          1993    $125,000   $20,000        -              -            40,000           -
======================================================================================================================

(1) With respect to 1995, the above reported bonuses were paid in March 1996 and related to 1995 performance. With respect to 1994, $20,000 for each of Messrs. Manganiello and Sabel and $10,000 for Mr. Stein were paid in May 1995 in lieu of options and the balance of the above-reported bonuses were paid in April 1994 and related to 1993 performance. No bonuses were paid with respect to 1995 or 1994 performance. With respect to 1993, the above-reported bonuses were paid in January 1993 and related to 1992 performance.

(2) Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person's annual salary and bonuses for 1995.

                                       5



(3) Reports the number of shares underlying options granted during each of the respective years. Does not include information relating to options granted in 1996. For information relating to options granted to the above persons by certain principal stockholders of the Company, see "Other Options" below.


(4) Effective July 31, 1995, Mr. Manganiello resigned as Chairman and Chief Executive Officer of the Company and Mr. Sabel was appointed to those positions at that time. The above reported 1995 salary amount for Mr. Manganiello reflects both his salary as an employee of the Company from January 1995 through July 1995 and his consulting compensation from the Company from August 1995 through December 1995.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 1995 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.


================================================================================================================================
                                                     Option Grants Table
- --------------------------------------------------------------------------------------------------------------------------------

                                                                                           Potential Realizable Value at Assumed
                                                                                               Annual Rates of Stock Price
                                              Individual Grants                               Appreciation for Option Term (4)
- --------------------------------------------------------------------------------------------------------------------------------
                                     % of Total
                                     Options Granted                                   Options
                                     to Employees in                                   Granted    Exercise      Expiration
          Name           (#) (1)     Fiscal Year (2)    Price($/SH) (3)     Date          0%        5%($)          10%($)
- --------------------------------------------------------------------------------------------------------------------------------
Ronald J. Manganiello    40,000           19.1%            $2.75           1/31/05       $0       $52,520        $125,795
Ivan R. Sabel            40,000           19.1%            $2.75           1/31/05       $0       $52,520        $125,795
Richard A. Stein         20,000           9.6%             $2.75           1/31/05       $0       $26,260        $62,897
================================================================================================================================

(1) The options are incentive stock options granted on January 31, 1995 under the Company's 1991 Stock Option Plan that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2)  Based on options for a total of 209,418 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of eight years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

     The following Option Exercises and Year-End Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 1995. No options were exercised by such persons during 1995.


==================================================================================================================================
                            Aggregate Option Exercises and Fiscal Year-End Option Value Table
- ----------------------------------------------------------------------------------------------------------------------------------

       (a)                     (b)                          (c)                  (d)                             (e)
                                                                          Number of Unexercised       Value of Unexercised In-The-
                            Number of                                     Options at FY-End (#) (1)   Money Options at FY-End ($)
                            Shares Acquired on
       Name                 Exercise                Value Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable (4)
- ----------------------------------------------------------------------------------------------------------------------------------
Ronald J. Manganiello            -                         -              120,000 (2) / -                      $0 / $0
Ivan R. Sabel                    -                         -              120,000 (2) / -                      $0 / $0
Richard A. Stein                 -                         -               62,500 (3) / -                      $0 / $0
==================================================================================================================================
- -----------------------------

(1) The reported options were granted by the Company to the named executive officers. Reference is made to "Other Options" below for information regarding options previously granted to such persons by certain principal stockholders of the Company.

(2) The above-reported options entitle each of Mr. Manganiello and Mr. Sabel to purchase from the Company (i) 80,000 shares at a price of $6.25 per share through September 14, 2001 under an option granted on September 14, 1993; and (ii) 40,000 shares at a price of $2.75 per share through January 31, 2005 under an option granted on January 31, 1995.

(3)  The above-reported options entitle Mr. Stein to purchase from the Company
     (i) 40,000 shares at a price of $6.25 per share through September 14, 2001 under an option granted on September 14, 1993; (ii) 2,500 shares at a price of $8.00 per share through October 11, 1998 under an option granted on October 11, 1989; and (iii) 20,000 shares at a price of $2.75 per share through January 31, 2005 under an option granted on January 31, 1995.

(4) Market value of underlying shares at December 31, 1995, minus the exercise price.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 1995.


EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     Effective July 31, 1995, Ronald J. Manganiello resigned his employment with the Company. Mr. Manganiello continues to serve as a member of the Board of Directors and as a consultant to the Company. During 1995, Mr. Manganiello received compensation of $241,500 from the Company, which consisted of his salary as an employee of the Company from January 1995 through July 1995 and his consulting compensation from the Company from August 1995 through December 1995.

     The employment and non-compete agreement, dated May 16, 1994, between the Company and Ivan R. Sabel, Chairman, President and Chief Executive Officer of the Company, provides for the continuation of his employment in those positions for a period of five years. Pursuant to that agreement, Mr. Sabel receives annual compensation equal to a base salary, the current amount of which is $263,000, plus an annual CPI-related adjustment (which is not being made with respect to his 1996 salary) and any bonus compensation as may be determined by the Board of Directors. In March 1996, Mr. Sabel received a bonus of $40,000 based upon the Company's 1995 performance. The determination of any bonus compensation based on the Company's 1996 performance will be based upon a formula established by the Board relating to growth in revenues and pre-tax earnings, the targets for which are established annually by the Board.

     The employment and non-compete agreement, dated May 16, 1994, between the Company and Richard A. Stein, Vice President-Finance, Secretary and Treasurer of the Company, provides for the continuation of his employment in those positions for a period of five years. Pursuant to that agreement, Mr. Stein receives annual compensation equal to a base salary, the current amount of which is $137,500, plus an annual CPI-related adjustment (which is not being made with respect to his 1996 salary) and any bonus compensation as may be determined by the Board of Directors. In March 1996, Mr. Stein received a bonus of $27,000 based upon the Company's 1995 performance. The determination of any bonus based on the Company's 1996 performance will be based upon a formula established by the Board relating to growth in revenues and pre-tax earnings, the targets for which are established annually by the Board.


COMPENSATION COMMITTEE REPORT

      PRACTICES AND POLICIES REGARDING PRINCIPAL
      EXECUTIVE OFFICERS

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation reflecting both individual and Company performance.

     The components of executive compensation consist of annual salaries, short-term compensation incentives or bonuses and stock option grants as a long-range incentive. The Committee seeks to reasonably compensate executives in amounts that fairly reward the executive officers for their performance as reflected by corporate accomplishments and create adequate incentives for their continued contributions to the Company's success. Annual salaries paid to the Company's principal executive officers during 1995 were not increased over those paid in 1994. (Annual salaries being paid to them in 1996 have increased over those paid in 1995 as discussed above in the Summary Compensation Table and "Employment Agreements and Arrangements.") Generally, decisions as to the payment of annual bonuses and the granting of stock options are based on both Company and individual performance and involve a consideration of numerous factors, including revenue growth, profitability increases (both as to total amount and as a percent of revenues) and expense curtailment (both as to total amount and as a percent of revenues) relevant to the corporate responsibilities borne by the particular executive officer. Ivan R. Sabel, the Company's President, received a bonus of $40,000 based upon the Company's 1995 performance and Richard A. Stein, the Company's Vice President - Finance, Treasurer and Secretary, received a bonus of $27,000 based upon the Company's 1995 performance.

     On January 31, 1995, the Compensation Committee granted incentive stock options to the Company's then principal executive officers under the Company's 1991 Stock Option Plan. Messrs. Ronald J. Manganiello, Ivan R. Sabel and Richard A. Stein received options to purchase 40,000 shares, 40,000 shares and 20,000 shares, respectively, with an exercise price of $2.75 per share, which was the closing sale price of the Company's Common Stock on the date of grant of the options. The options become exercisable cumulatively to the extent of 25% per year during the first four years after grant and expire ten years after grant. As discussed below, the options were granted primarily in recognition of certain initiatives taken by management at the end of 1994 and beginning of 1995 and in order to create long-term incentives to achieve improvement in the Company's future operating performance.

     The above-referenced initiatives taken by management in late 1994 and early 1995 included the formulation of a strategic business and restructuring plan designed to reduce operating expenses and eliminate unprofitable operating activities. Those initiatives included the recommended sale of the Company's three patient-care centers in Southern California, which resulted in a $2.1 million non-cash charge to earnings for the year ended December 31, 1994, and the closing of six unprofitable start-up patient-care centers, which resulted in a $460,000 charge to 1994 earnings to reserve for future lease and operating commitments. Furthermore, the initiatives included a reduction in overhead expense through cuts in payroll and other operating expenses that eliminated in 1995 approximately $1 million of expenses that were incurred in 1994.

     The stock options granted on January 31, 1995, to the Company's then principal executive officers also were intended to further incentivize those officers to (i) successfully implement the initiatives described above, (ii) increase the Company's revenues, (iii) continue to centralize the administrative functions of acquired patient-care centers to achieve cost efficiencies, (iv) continue to transform the Company's network of patient-care centers into a fully integrated practice management organization and (v) align the long-term interests of the executive officers with those of the Company's stockholders by affording them an opportunity to increase their equity interest in the Company through the acquisition of additional shares of Common Stock upon the exercise of the options.

     The employment agreements with Messrs. Sabel and Stein provide for the possible payment of bonuses to them in the future based on a formula adopted by the Board relating to growth in revenues and pre-tax earnings, the targets for which will be established annually by the Board. In addition, pursuant to the employment agreements, the Board will consider the grant of additional options on an annual basis. While it is anticipated that such grants will be awarded, no commitments have been made for such grants.

         By:  The Compensation Committee of the
              Board of Directors
                   B. Martha Cassidy
                   William L. McCulloch
                   Walter J. McNerney

     The foregoing Compensation Committee report shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934 (the "1934 Act"), nor shall such report be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the Securities Act of 1933, as amended (the "1933 Act").


STOCK OPTIONS

     1991 STOCK OPTION PLAN. In December 1983, the Board of Directors adopted and the stockholders of Hanger approved, and in September 1991 the stockholders amended, a Stock Option Plan (the "1991 Plan"), which provides for the grant of both "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options. The 1991 Plan is administered by the Committee and provides for the grant of options to officers and key employees of Hanger to purchase up to an aggregate of 1,500,000 shares of Common Stock at not less than 100% of fair market value on the date granted. As of April 19, 1996, incentive stock options and nonqualified stock options granted under the 1991 Plan to purchase a total of 796,169 shares of Common Stock under the 1991 Plan, at prices ranging from $2.75 to $12.25 per share, were outstanding and held by a total of 129 persons. Of such options, options relating to 382,085 shares of Common Stock are presently exercisable.

     1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. Under the Company's 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), directors of the Company who are not employed by the Company or any affiliate of the Company are eligible to receive options under the 1993 Plan. A total of 250,000 shares of Common Stock were reserved for possible issuance upon the exercise of options under the 1993 Plan. On October 12, 1993, an option for 5,000 shares was granted to each of the six eligible directors, for a total of 30,000 shares, at an exercise price of $6.00 per share (which was equal to the closing sale price of the shares on the American Stock Exchange on the date of grant). On June 22, 1994, an option for 5,000 shares was granted to each of such directors, for a total of 30,000 shares, at an exercise price of $4.375 per share (which was equal to the closing sale price of the shares on the American Stock Exchange on the date of grant). On June 14, 1995, an option for 5,000 shares was granted to each of such directors, for a total of 30,000 shares, at an exercise price of $3.00 per share (which was equal to the closing sale price of the shares on the American Stock Exchange on the date of grant). Under the 1993 Plan, an option to purchase 5,000 shares will be granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Stockholders at which the eligible director is elected. The exercise price of each option will be equal to 100% of the closing sale price of the shares as reported by the American Stock Exchange on the date the option is granted. Each option will become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant. Each option will expire ten years from the date of grant, provided, however, that in the event of termination of a director's service other than by reason of total and permanent disability or death, the then outstanding options of such holder will expire three months after such termination. Outstanding options remain exercisable for one year subsequent to termination of service by reason of total and permanent disability or death. Options immediately vest and become fully exercisable in the event thirty-day notice of a merger or consolidation of the Company is given to optionees pursuant to the 1993 Plan. The option exercise price must be paid in full upon exercise in cash or shares of Common Stock or in a combination of cash and shares.

     NONQUALIFIED STOCK OPTIONS. Hanger has granted nonqualified stock options other than pursuant to the 1991 Plan and the 1993 Plan to certain directors, officers and members of the Board of Advisors which permit such persons to acquire shares of Common Stock generally at not less than 100% of fair market value on the date granted. As of April 19, 1996, nonqualified stock options granted other than pursuant to the 1991 Plan and 1993 Plan to purchase a total of 70,000 shares of Common Stock, at prices ranging from $3.00 to $12.00 per share, were outstanding and held by a total of 8 persons. Of such nonqualified stock options, options relating to 64,375 shares of Common Stock are presently exercisable.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $2,000 plus $1,500 for each meeting attended.

WARRANTS

     In connection with the Company's purchase on November 8, 1990, of the Manufacturing Division of Ralph Storrs, Inc. ("Storrs"), the

Company effected a $2.45 million, seven-year loan from CVCA (the "Loan") in connection with which the Company was required to issue to CVCA warrants to purchase shares of the Company's Common Stock in the event the Loan was not repaid prior to certain dates. Because the Loan was not repaid prior to August 6, 1991 (i.e., 271 days after the date of the Loan), the Company, pursuant to its loan agreement with CVCA dated November 8, 1990, issued warrants to CVCA and Exeter Capital L.P. ("Exeter") entitling them to purchase at a price of $4.16 per share 225,914 and 71,969 shares, respectively, the sum of which equalled 5% of the then outstanding shares of Common Stock. Because the Loan was not repaid prior to November 5, 1991 (i.e., 361 days after the date of the Loan), the Company, pursuant to its November 8, 1990 loan agreement with CVCA, issued to CVCA and Exeter additional warrants entitling them to purchase at a price of $7.65 per share 244,735 and 77,964 shares, respectively, the sum of which equalled an additional 5% of the then outstanding shares of Common Stock. The warrants are exercisable on or before December 31, 2001, and the exercise prices are equal to the market value of the Common Stock on the dates of grant of the warrants.


OTHER OPTIONS

     On May 16, 1994, CVCA granted Messrs. Manganiello, Sabel and Stein options (the "New Manager Options") entitling them to purchase from CVCA 132,720 shares, 118,500 shares and 62,568 shares, respectively, at a price of $6.00 per share on or before May 16, 1995. (Those options replaced options previously granted by CVCA to the executive officers in 1990 that expired on May 15, 1994.) On September 22, 1994, the expiration date of the New Manager Options was extended to March 22, 1996 and the exercise price of such options was reduced to $3.875 per share, which amount exceeded the $3.625 closing sale price of the Common Stock as reported on the American Stock Exchange at the close of business on September 22, 1994. In addition, on September 22, 1994, the December 31, 1995 expiration date of additional stock options that previously had been granted by CVCA to Messrs. Manganiello, Sabel and Stein on March 14, 1991 (the "Additional Manager Options") was extended to March 22, 1996 and the previous $6.00 and $8.00 per share exercise prices thereof were reduced to $3.875 per share. Messrs. Manganiello, Sabel and Stein are entitled to purchase 93,390 shares, 107,609 shares and 63,126 shares, respectively, from CVCA pursuant to the Additional Manager Options. On October 27, 1995, CVCA agreed to allow for the payment of the option exercise price of all New Manager Options and Additional Manager Options in cash and/or the reduction in the remaining number of shares issuable upon the exercise of such options, as well as to extend the expiration dates of all the New Manager Options and Additional Manager Options as follows: (i) the expiration date of New Manager Options relating to 232,720 shares was extended from March 22, 1996 to March 22, 1997, (ii) the expiration date of New Manager Options relating to 81,068 shares was extended from March 22, 1996 to December 31, 1997, (iii) the expiration date of Additional Manager Options relating to 93,389 shares was extended from March 22, 1996 to March 22, 1997 and (iv) the expiration date of Additional Manager Options relating to 170,735 shares was extended from March 22, 1996 to December 31, 1997.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of April 19, 1996 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger and (iii) all directors, nominees and officers of Hanger as a group.

                                   Number of        Percent of
Directors and 5%                   Shares of       Outstanding
 Stockholders                   Common Stock(1)   Common Stock(1)

CVCA(2).....................       2,296,361           26.2%

Ronald J. Manganiello (3)...         335,451            3.9%

Ivan R. Sabel, CPO (4)......         323,351            3.8%

Mitchell J. Blutt, M.D. (5).           --                --

B. Martha Cassidy (6) ......           3,750             *

Thomas P. Cooper, M.D. (7)..           4,000             *

Robert J. Glaser, M.D. (8)..           6,250             *

James G. Hellmuth (9).......           4,000             *

William L. McCulloch (10)...           3,750             *

Walter J. McNerney (11).....          10,000            0.1%

Edmond E. Charrette, M.D....           --                --

All directors, nominees and
 officers as a group
 (11 persons) (12)..........         859,264            9.5%
- ------------------

*    Holding constitutes less than .1% of the outstanding shares of the class.

(1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held

                                      13


     by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

(2) Includes 225,914 shares that may be purchased from the Company by CVCA at $4.16 per share and 244,735 shares that may be purchased from the Company by CVCA at $7.65 per share under warrants, dated as of August 6, 1991 and November 5, 1991, respectively, on or prior to December 31, 2001. Reference is made to notes (5) and (6) below for information relating to two directors of the Company that are affiliated with CVCA. The address of CVCA is 270 Park Avenue (5th Floor), New York, New York 10017.

(3)  Includes  (i)  1,400  shares  of  Common  Stock  owned  directly  by  Mr.
     Manganiello's spouse; (ii) 226,110 shares of Common Stock that may be purchased by him from CVCA at a price of $3.875 per share upon the exercise of New Manager Options and Additional Manager Options which expire on March 22, 1997; (iii) 40,000 shares of Common Stock which may be purchased by him from the Company at a price of $6.25 per share until September 14, 2003 pursuant to the second installment of an incentive stock option granted on September 14, 1993, which cumulatively vests in four annual 25% installments commencing September 14, 1994; and (iv) 10,000 shares of Common Stock which may be purchased by him from the Company at a price of $2.75 per share until January 31, 2005 pursuant to the first installment of an incentive stock option granted on January 31, 1995, which cumulatively vests in four annual 25% installments commencing January 31, 1996. Does not include (i) 40,000 shares of Common Stock which may be purchased by him pursuant to the remaining two installments of the incentive stock option granted on September 14, 1993; or (ii) 30,000 shares of Common Stock which may be purchased by him pursuant to the remaining three installments of the incentive stock option granted on January 31, 1995.

(4) Includes (i) 226,109 shares of Common Stock that may be purchased by Mr. Sabel from CVCA at a price of $3.875 per share upon the exercise of New Manager Options and Additional Manager Options, of which options to purchase 67,000 shares expire on March 22, 1997 and options to purchase the balance of 159,109 shares expire on December 31, 1997; (ii) 40,000 shares of Common Stock which may be purchased by him from the Company at a price of $6.25 per share until September 14, 2003 pursuant to the second installment of an incentive stock option granted on September 14, 1993, which cumulatively vests in four annual 25% installments commencing September 14, 1994; and (iii) 10,000 shares of Common Stock which may be purchased by him from the Company at a price of $2.75 per share until January 31, 2005 pursuant to the first installment of an incentive stock option granted on January 31, 1995, which

                                      14


     cumulatively vests in four annual 25% installments commencing January 31, 1996. Does not include (i) 40,000 shares of Common Stock which may be purchased by him pursuant to the remaining two installments of the incentive stock option granted on September 14, 1993; (ii) 30,000 shares of Common Stock which may be purchased by him pursuant to the remaining three installments of the incentive stock option granted on January 31, 1995; or (iii) 67,000 shares of Common Stock which may be purchased by him from the Company at a price of $3.50 per share until February 21, 2006, pursuant to an incentive stock option granted on February 21, 1996, which cumulatively vests in four annual 25% installments commencing February 21, 1997.

(5) Does not include the shares reported above as owned by CVCA. Dr. Blutt is a General Partner of CVP, the sole General Partner of CVCA. He disclaims beneficial ownership of the shares beneficially owned by CVCA.

(6) Includes (i) 2,500 shares of Common Stock which may be purchased by Ms. Cassidy from the Company at a price of $6.00 per share until October 12, 2003, pursuant to the first installment of an option granted on October 12, 1993, which cumulatively vest in four annual 25% installments commencing October 12, 1994; and (ii) 1,250 shares of Common Stock which may be purchased by Ms. Cassidy from the Company at a price of $4.375 per share until June 22, 2004, pursuant to the first installment of a nonqualified stock option granted on June 22, 1994, which cumulatively vest in four annual 25% installments commencing June 22, 1995. Does not include (i) the shares reported above as owned by CVCA; (ii) 2,500 shares of Common Stock that may be purchased by her pursuant to the remaining two installments of the stock option granted on October 12, 1993; (iii) 3,750 shares of Common Stock which may be purchased by her pursuant to the remaining three installments of the stock option granted on June 22, 1994; or (iii) 5,000 shares of Common Stock that may be purchased by her from the Company at a price of $3.00 per share until June 14, 2005 pursuant to a nonqualified stock option granted on June 14, 1995, which cumulatively vests in four annual 25% installments commencing June 14, 1996. Ms. Cassidy is a former General Partner of CVP, the sole General Partner of CVCA, and retains a pecuniary interest in a portion of CVCA's holdings. She disclaims beneficial ownership of the shares beneficially owned by CVCA.

(7) Includes (i) 250 shares of Common Stock which may be purchased by Dr. Cooper at a price of $6.00 per share until August 13, 1998, pursuant to the exercise of a nonqualified stock option granted on August 13, 1990;
     (ii) 2,500 shares which may be purchased by him from the Company at a price of $6.00 per share until October 12, 2003, pursuant to the second

                                      15


     installment of an option granted on October 12, 1993, which cumulatively vests in four annual 25% installments commencing October 12, 1994; and
     (iii) 1,250 shares of Common Stock which may be purchased by him from the Company at a price of $4.375 per share until June 22, 2004, pursuant to the first installment of a nonqualified stock option granted on June 22, 1994, which cumulatively vest in four annual 25% installments commencing June 22, 1995. Does not include (i) 2,500 shares of Common Stock that may be purchased by him pursuant to the remaining two installments of the stock option granted on October 12, 1993; or (ii) 3,750 shares of Common Stock that may be purchased by him pursuant to the remaining three installments of the stock option granted on June 22, 1994; or (iii) 5,000 shares of Common Stock which may be purchased by him from the Company at a price of $3.00 per share until June 14, 2005 pursuant to a nonqualified stock option granted on June 14, 1995, which cumulatively vests in four annual 25% installments commencing June 14, 1996.

(8) Includes (i) 2,500 shares of Common Stock which may be purchased by Dr. Glaser from the Company at a price of $6.00 per share until October 12, 2003 pursuant to the second installment of a nonqualified stock option granted on October 12, 1993, which cumulatively vests in four annual 25% installments commencing October 12, 1994; (ii) 2,500 shares of Common Stock which may be purchased by him from the Company at a price of $6.25 per share until September 14, 2003 pursuant to the second installment of a nonqualified stock option granted on September 14, 1993, which cumulatively vests in four annual 25% installments commencing September 14, 1994; and (iii) 1,250 shares which may be purchased by Mr. Glaser from the Company at a price of $4.375 per share until June 22, 2004 pursuant to the first installment of a nonqualified stock option granted on June 22, 1994, which cumulatively vests in four annual 25% installments commencing June 22, 1995. Does not include (i) 2,500 shares of Common Stock that may be purchased by him pursuant to the remaining two installments of the stock option granted on October 12, 1994; (ii) 2,500 shares of Common Stock that may be purchased by him pursuant to the remaining two installments of the stock option granted on September 14, 1993; (iii) 3,750 shares which may be purchased by him pursuant to the remaining three installments of the stock option granted on June 22, 1994; or (iv) 5,000 shares of Common Stock which may be purchased by him from the Company at a price of $3.00 per share until June 14, 2005 pursuant to a nonqualified stock option granted on June 14, 1995, which cumulatively vests in four annual 25% installments commencing June 14, 1996.

(9) Includes (i) 250 shares of Common Stock which may be purchased by Mr. Hellmuth at a price of $6.00 per share until August 13, 1998, pursuant to the exercise of a nonqualified stock option

                                      16


     granted on August 13, 1990; (ii) 2,500 shares which may be purchased by him from the Company at a price of $6.00 per share until October 12, 2003, pursuant to the second installment of an option granted on October 12, 1993, which cumulatively vests in four annual 25% installments commencing October 12, 1994; and (iii) 1,250 shares of Common Stock which may be purchased by him from the Company at a price of $4.375 per share until June 22, 2004 pursuant to the first installment of a nonqualified stock option granted on June 22, 1994, which cumulatively vests in four annual 25% installments commencing June 22, 1995. Does not include (i) 2,500 shares of Common Stock that may be purchased by him pursuant to the remaining two installments of the stock option granted on October 12, 1993; (ii) 3,750 shares which may be purchased by him pursuant to the remaining three installments of the stock option granted on June 22, 1994; or (iii) 5,000 shares of Common Stock which may be purchased by him from the Company at a price of $3.00 per share until June 14, 2005 pursuant to a nonqualified stock option granted on June 14, 1995, which cumulatively vests in four annual 25% installments commencing June 14, 1996.

(10) Includes (i) 2,500 shares of Common Stock which may be purchased by Mr. McCulloch from the Company at a price of $6.00 per share until October 12, 2003 pursuant to the second installment of a nonqualified stock option granted on October 12, 1993, which cumulatively vests in four annual 25% installments commencing October 12, 1994; and (ii) 1,250 shares of Common Stock which may be purchased by him from the Company at a price of $4.375 per share until June 22, 2004 pursuant to the first installment of a nonqualified stock option granted on June 22, 1994, which cumulatively vests in four annual 25% installments commencing June 22, 1995. Does not include (i) 2,500 shares of Common Stock that may be purchased by him pursuant to the remaining two installments of the stock option granted on October 12, 1993; (ii) 3,750 shares which may be purchased by him pursuant to the remaining three installments of the stock option granted on June 22, 1994; or (iii) 5,000 shares of Common Stock which may be purchased by him from the Company at a price of $3.00 per share until June 14, 2005 pursuant to a nonqualified stock option granted on June 14, 1995, which cumulatively vests in four annual 25% installments commencing June 14, 1996.

(11) Includes (i) 6,250 shares of Common Stock that may be purchased by Mr. McNerney at a price of $4.76 per share until December 31, 1999, pursuant to an option granted on January 1, 1990; (ii) 2,500 shares of Common Stock which may be purchased by Mr. McNerney at a price of $6.00 per share until October 12, 2003, pursuant to the second installment of an option granted on October 12, 1993, which cumulatively vests in four annual 25% installments commencing October 12, 1994; and (iii)

                                      17


     1,250 shares of Common Stock which may be purchased by him from the Company at a price of $4.375 per share until June 22, 2004 pursuant to the first installment of a nonqualified stock option granted on June 22, 1994, which cumulatively vests in four annual 25% installments commencing June 22, 1995. Does not include (i) 2,500 shares of Common Stock which may be purchased by him pursuant to the remaining two installments of the stock option granted on October 12, 1993; (ii) 3,750 shares which may be purchased by him pursuant to the remaining three installments of the stock option granted on June 22, 1994; or (iii) 5,000 shares of Common Stock which may be purchased by him from the Company at a price of $3.00 per share until June 14, 2005 pursuant to a nonqualified stock option granted on June 14, 1995, which cumulatively vests in four annual 25% installments commencing June 14, 1996.

(12) Includes:  (i) the shares  referred to as included in notes (3),  (4) and
     (6) through (11) above; (ii) 15,518 shares of Common Stock owned of record by Richard A. Stein; (iii) 2,500 shares of Common Stock which may be purchased from the Company by Mr. Stein at a price of $8.00 per share until October 11, 1998, pursuant to the exercise of a stock option granted on October 11, 1989; (iv) 125,694 shares of Common Stock which may be purchased by Mr. Stein from CVCA at a price of $3.875 per share upon the exercise of New Manager Options and Additional Manager Options, of which options to purchase 33,000 shares expire on March 22, 1997 and options to purchase the balance of 92,694 shares expire on December 31, 1997; (v) 20,000 shares of Common Stock which may be purchased by Mr. Stein from the Company at a price of $6.25 per share until September 14, 2003 pursuant to the second installment of an incentive stock option granted on September 14, 1993, which cumulatively vests in four annual 25% installments commencing September 14, 1994; and (vi) 5,000 shares of Common Stock which may be purchased by Mr. Stein from the Company at a price of $2.75 per share until January 31, 2005, pursuant to the first installment of an incentive stock option granted on January 31, 1995, which cumulatively vests in four annual 25% installments commencing on January 31, 1996. Does not include (i) 20,000 shares of Common Stock which may be purchased by Mr. Stein pursuant to the two remaining installments of the incentive stock option granted on September 14, 1993;
     (ii) 15,000 shares of Common Stock which may be purchased by Mr. Stein pursuant to the three remaining installments of the option granted on January 31, 1995; (iii) 33,000 shares of Common Stock which may be purchased by Mr. Stein from the Company at a price of $3.50 per share until February 21, 2006, pursuant to an incentive stock option granted on February 21, 1996, which cumulatively vests in four annual 25% installments commencing February 21, 1997; or (iv) the shares referred to as not included in notes (3) through (11) above.

     The preceding table does not include 300 shares of the Company's non-voting Class C Preferred Stock, which constitutes all the outstanding shares of that class, held by the former shareholders of Scott Orthopedics, Inc., which company was acquired by Hanger on February 13, 1990.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total stockholder return with the S&P 500 Index, a performance indicator of the overall stock market, and Company-determined peer group index.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG HANGER ORTHOPEDIC GROUP, INC., S&P 500 INDEX &
                              PEER GROUP INDEX**

          [GRAPHIC OMITTED - TABLE BELOW REPRESENTS DATA IN GRAPHIC]

               ___ Hanger Orthopedic ___ S&P 500 ___ Peer Group
                                  Group, Inc.

                   Assumes $100 invested on January 1, 1991.

* Total return assumes reinvestment of dividends and based on market capitalization.

** The 7 issuers of common stock included in the peer group index are Advantage Health Corporation, Comprehensive Corp., DRCA Medical Co., Healthsouth Rehabilitation Co., Meadowbrook Rehabilitation Co., Nexthealth Inc. and Novacare Inc.

***  Fiscal year ending December 31.


===========================================================================================================
                                1990         1991          1992          1993          1994          1995
- -----------------------------------------------------------------------------------------------------------
Hanger Orthopedic Group,      $100.00      $820.00       $660.00       $500.00       $240.00        $220.00
Inc. Common Stock
- -----------------------------------------------------------------------------------------------------------
S&P 500 Index                  100.00       130.47        140.41        154.56        156.60         215.45
- -----------------------------------------------------------------------------------------------------------
Peer Group Index               100.00       227.77        175.41        132.23        132.72         179.03
===========================================================================================================

     The foregoing Stock Performance Chart shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the 1934 Act, nor shall such material be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the 1933 Act.

                    PROPOSAL TWO - INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of Coopers & Lybrand to serve as the Company's independent accountants for the current fiscal year ending December 31, 1996. The firm has served in that capacity for the Company's past eight fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Coopers & Lybrand to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Coopers & Lybrand will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

                          1997 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting, which presently is expected to be held in June 1997, must be received by the Secretary of the Company, 7700 Old Georgetown Road, Bethesda, Maryland 20814, no later than January 2, 1997, in order for them to be considered for inclusion in the 1997 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.


                                By Order of the Board of Directors

                                HANGER ORTHOPEDIC GROUP, INC.

                                /s/Richard A. Stein
                                -------------------
                                Richard A. Stein
                                Secretary
May 1, 1996

                                     PROXY

                         HANGER ORTHOPEDIC GROUP, INC.
                           7700 Old Georgetown Road
                           Bethesda, Maryland 20814

     This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the "Company"), a Delaware corporation, on June 18, 1996, 10:00 a.m., local time.

     The undersigned appoints Ivan R. Sabel and Richard A. Stein, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held June 18, 1996, or at any adjournment thereof, with all powers the undersigned would have if personally present.

     The Board of Directors recommends voting FOR the following proposals:

1.   To Elect Directors

      [ ] FOR all nominees listed below (except as marked to the contrary below)

     MITCHELL J. BLUTT, M.D., EDMOND E. CHARRETTE, THOMAS P. COOPER, ROBERT J. GLASER, M.D., JAMES G. HELLMUTH, WILLIAM L. MCCULLOCH, WALTER J. MCNERNEY and IVAN R. SABEL.

     (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name on the space provided below.)

       ---------------------------------------------------------------


      [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Proposal to ratify the selection of Coopers & Lybrand as the independent accountants for the Company for the current fiscal year.


                FOR [ ]    AGAINST [ ]     ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

     THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                                [Reverse side]

Sign exactly as your name
appears hereon. When signing
in a representative or
fiduciary capacity, indicate
title. If shares are held
jointly, each holder should
sign.


Date  ________________________________ , 1996

 _____________________________________

 _____________________________________

          Signature of Stockholder(s)